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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form SB-2 of our report, dated June 1, 2000 on the financial statements of Cumetrix Data Systems Corp. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.



SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
April 12, 2001